Exhibit 99.1
PRESS RELEASE

SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com
For Release
Tuesday, October 24, 2006

Contact:	Margaret K. Dorman Chief Financial Officer (281) 443-3370
SMITH INTERNATIONAL, INC. REPORTS
EARNINGS OF 66 CENTS PER SHARE
     HOUSTON, Texas (October 24, 2006)... Smith International, Inc. (NYSE: SII) today announced third quarter net income of $132.9 million, or 66 cents per share. After adjusting the second quarter’s results for a two-cent tax benefit resulting from the settlement of a tax audit, sequential earnings improved 16 percent. The earnings growth over the June quarter primarily reflects improved pricing, the seasonal recovery in Canadian drilling activity and increased business volumes. In the comparable prior year period, the Company reported net earnings of $79.5 million, or 39 cents per diluted share, which included a one-cent non-recurring gain primarily resulting from the sale of an ownership interest in a joint venture.
     Revenues for the three months ended September 30, 2006 were $1.91 billion, ten percent above the second quarter of 2006 and 36 percent higher than the prior year period — marking the highest sequential and year-over-year revenue growth rates achieved to date in the current worldwide drilling upturn. Oilfield segment revenues increased 11 percent over the second quarter of 2006 and 40 percent over the prior year quarter. Higher North American land-based drilling activity, due in part to the recovery of the Canadian rig count from the second quarter break-up, was the strongest contributor to the Oilfield segment sequential revenue growth.
     Commenting on the results, Chairman and CEO, Doug Rock stated, “Smith revenue and earnings continue to accelerate due to the worldwide need to maintain and expand hydrocarbon energy supplies. I see no reason for the abatement of oil and gas demand in coming years. Based on our third quarter 2006 results and our current forecasts, we believe earnings in the range of $2.45 to $2.50 per share are a reasonable expectation for Smith for full year 2006.”

     M-I SWACO’s third quarter revenues totaled $942.2 million, 11 percent above the June 2006 quarter and 39 percent higher than the amounts reported in the prior year period. The sequential revenue improvement was influenced by a combination of the seasonal drilling rebound in Canada, improved product pricing and the impact of the Specialised Petroleum Services acquisition which was completed August 3, 2006. Excluding the impact of acquisitions, base revenues increased nine percent sequentially and 36 percent on a year-over-year basis. On a geographic basis, the majority of the base revenue improvement over the June quarter was reported in North America, driven by increased exploration and production spending for onshore projects and improved pricing. Base revenues outside North America grew six percent on a sequential basis resulting from a favorable customer mix and new contract awards in the North Sea and West Africa.
     Smith Technologies’ revenues for the quarter totaled $205.4 million, 10 percent higher on a sequential quarter basis and 33 percent above the amounts reported in the September 2005 period. The inclusion of large export orders in both prior periods influenced the reported revenue comparison. Excluding export sales, revenues grew 13 percent on a sequential quarter basis and were 39 percent higher year-over-year. The sequential revenue growth primarily reflects improved market fundamentals in North America, including the seasonal recovery in Canadian drilling activity and improved pricing. Higher non-export Eastern Hemisphere revenue volumes, which grew 15 percent over the June period, also contributed to the sequential revenue improvement.
     Smith Services’ third quarter revenues totaled $265.3 million, 10 percent above the prior quarter and 49 percent higher than the comparable prior year period. The majority of the sequential increase was driven by growth in the number of U.S. land-based drilling projects, which has created incremental demand for drill pipe and other tubular products. To a lesser extent, improved pricing for our premium product offerings also contributed to the period-to-period improvement. The sequential comparison was impacted by the sale of our interest in a Middle East joint venture which occurred in the second quarter of 2006. Excluding the divested operations, Non-North American revenues increased six percent on a sequential quarter basis.
     Distribution revenues were $501.3 million, nine percent above the June 2006 quarter and 25 percent higher on a year-over-year basis. The sequential revenue improvement was reported in the energy sector operations, reflecting higher demand for tubular products and, to a lesser extent, new contract awards in the upstream operations and increased North American drilling and completion activities. Industrial and downstream revenues declined slightly period-to-period, impacted by the completion of a large Middle East engineering and construction export order in the June 2006 quarter.

     Margaret Dorman, Chief Financial Officer, commented, “We saw a significant improvement in profitability levels in the third quarter, as better pricing realization and the seasonal recovery in Canada impacted the results. Oilfield operating margins increased to 19.2 percent in the quarter — 100 basis points over the June quarter and 3.4 percentage points higher than the levels posted in the prior year period.”
     Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units — M-I SWACO, Smith Technologies, Smith Services and Wilson. The Company will host a conference call today beginning at 10:00 a.m. Central to review the quarterly results. Participants may join the conference call by dialing (706) 634-6555 and requesting the Smith International, Inc. call. A replay of the conference call will also be available through Tuesday, October 31, 2006, by dialing (706) 645-9291 and entering conference call identification number “7212718”.
     Certain comments contained in this news release and today’s scheduled conference call concerning the anticipated financial results of the Company constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Whenever possible, the Company has identified these “forward-looking” statements by words such as “believe”, “encouraged”, “expect”, “expected” and similar phrases. The forward-looking statements are based upon management’s expectations and beliefs and, although these statements are based upon reasonable assumptions, actual results might differ materially from expected results due to a variety of factors including, but not limited to, overall demand for and pricing of the Company’s products, changes in the level of oil and natural gas exploration and development, and variations in global business and economic conditions. The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. For a discussion of additional risks and uncertainties that could impact the Company’s results, review the Smith International, Inc. Annual Report on Form 10-K for the year ended December 31, 2005 and other filings of the Company with the Securities and Exchange Commission.
     Non-GAAP Financial Measures. The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in this press release and in the scheduled conference call could be considered non-GAAP measures. See the Supplementary Data — Schedule II in this release for the corresponding reconciliations to GAAP financial measures for the periods ended June 30, 2006 and September 30, 2005. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results.
     Financial highlights follow:

SMITH INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2006	2005	2006

Revenues	$1,914,184	$1,410,162	$1,738,263

Costs and expenses:
Costs of revenues	1,295,971	985,558	1,193,250
Selling expenses	253,569	199,972	228,255
General and administrative expenses	76,919	53,217	71,298

Total costs and expenses	1,626,459	1,238,747	1,492,803

Operating income	287,725	171,415	245,460

Interest expense	17,287	11,001	14,685
Interest income	(830)	(339)	(696)

Income before income taxes and minority interests	271,268	160,753	231,471

Income tax provision	88,600	51,970	70,910

Minority interests	49,743	29,279	41,728

Net income	$132,925	$79,504	$118,833

Earnings per share:
Basic	$0.66	$0.40	$0.59

Diluted	$0.66	$0.39	$0.59

Weighted average shares outstanding:
Basic	200,009	201,013	200,457

Diluted	201,811	203,031	202,162

SMITH INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005

Revenues	$5,334,568	$4,048,563

Costs and expenses:
Costs of revenues	3,644,739	2,839,409
Selling expenses	703,018	575,166
General and administrative expenses	216,508	159,019

Total costs and expenses	4,564,265	3,573,594

Operating income	770,303	474,969

Interest expense	44,808	32,333
Interest income	(2,123)	(1,143)

Income before income taxes and minority interests	727,618	443,779

Income tax provision	232,172	143,944

Minority interests	136,472	86,119

Net income	$358,974	$213,716

Earnings per share:
Basic	$1.79	$1.06

Diluted	$1.78	$1.05

Weighted average shares outstanding:
Basic	200,484	202,063

Diluted	202,158	204,120

SMITH INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2006	2005

Current Assets:
Cash and cash equivalents	$82,340	$62,543
Receivables, net	1,510,396	1,200,289
Inventories, net	1,332,611	1,059,992
Other current assets	151,041	114,407

Total current assets	3,076,388	2,437,231

Property, Plant and Equipment, net	812,584	665,389

Goodwill and Other Assets	1,179,626	957,294

Total Assets	$5,068,598	$4,059,914

Current Liabilities:
Short-term borrowings	$282,604	$133,650
Accounts payable	593,253	479,206
Other current liabilities	391,288	320,297

Total current liabilities	1,267,145	933,153

Long-Term Debt	847,034	610,857

Other Long-Term Liabilities	231,581	194,691

Minority Interests	874,750	742,708

Stockholders’ Equity	1,848,088	1,578,505

Total Liabilities and Stockholders’ Equity	$5,068,598	$4,059,914

SMITH INTERNATIONAL, INC.
SUPPLEMENTARY DATA — SCHEDULE I
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2006	2005	2006	2006	2005

REVENUE DATA

United States	$905,002	$625,167	$815,090	$2,463,403	$1,827,303
Canada	221,953	181,441	178,164	669,004	496,397

North America	1,126,955	806,608	993,254	3,132,407	2,323,700

Latin America	139,872	109,829	134,671	399,040	339,102
Europe/Africa	418,845	310,357	384,467	1,147,683	865,704
Middle East	156,818	123,084	155,014	447,452	350,790
Far East	71,694	60,284	70,857	207,986	169,267

Non-North America	787,229	603,554	745,009	2,202,161	1,724,863

Total	$1,914,184	$1,410,162	$1,738,263	$5,334,568	$4,048,563

SEGMENT DATA

Revenues:
M-I SWACO	$942,191	$677,609	$849,134	$2,593,875	$1,956,126
Smith Technologies	205,448	154,451	186,985	571,861	434,356
Smith Services	265,295	178,378	240,985	735,910	499,120

Oilfield Products and Services	1,412,934	1,010,438	1,277,104	3,901,646	2,889,602
Wilson	501,250	399,724	461,159	1,432,922	1,158,961

Total	$1,914,184	$1,410,162	$1,738,263	$5,334,568	$4,048,563

Operating Income:
Oilfield Products and Services	$270,710	$162,755	$231,948	$722,453	$446,487
Distribution	25,359	13,966	22,206	73,591	41,527
General corporate	(8,344)	(5,306)	(8,694)	(25,741)	(13,045)

Total	$287,725	$171,415	$245,460	$770,303	$474,969

OTHER DATA

Operating Income(a):
Smith ownership interest	$225,315	$134,106	$191,615	$598,123	$365,391
Minority partner ownership interest	62,410	37,309	53,845	172,180	109,578

Total	$287,725	$171,415	$245,460	$770,303	$474,969

Depreciation and Amortization(a):
Smith ownership interest	$28,953	$22,629	$27,109	$82,054	$66,543
Minority partner ownership interest	9,359	6,973	8,253	24,883	20,012

Total	$38,312	$29,602	$35,362	$106,937	$86,555

Gross Capital Spending(a):
Smith ownership interest	$61,015	$32,087	$43,563	$145,444	$84,941
Minority partner ownership interest	23,844	12,235	13,624	53,380	30,704

Total	$84,859	$44,322	$57,187	$198,824	$115,645

Net Capital Spending(a) (b):
Smith ownership interest	$51,879	$25,152	$35,911	$121,883	$65,979
Minority partner ownership interest	23,138	11,775	13,094	51,292	29,289

Total	$75,017	$36,927	$49,005	$173,175	$95,268

NOTE (a): The Company derives a significant portion of its revenues and earnings from M-I SWACO and other joint venture operations. Consolidated operating income, depreciation and amortization and capital spending amounts have been separated between the Company’s portion and the minority partners’ portion in order to aid in analyzing the Company’s financial results.
NOTE (b): Net capital spending reflects the impact of proceeds from lost-in-hole and fixed asset equipment sales.

SMITH INTERNATIONAL, INC.
SUPPLEMENTARY DATA — SCHEDULE II
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2006	2006	2005

Consolidated Operating Income:
GAAP consolidated operating income	$287,725	$245,460	$171,415
Gain on sale of equity interest in Sandvik-Smith and other	—	—	(6,770)
Hurricane-related costs	—	—	3,917

Non-GAAP consolidated operating income	$287,725	$245,460	$168,562

Oilfield Operating Income:
GAAP Oilfield operating income	$270,710	$231,948	$162,755
Gain on sale of equity interest in Sandvik-Smith and other	—	—	(6,770)
Hurricane-related costs	—	—	3,170

Non-GAAP Oilfield operating income	$270,710	$231,948	$159,155

Distribution Operating Income:
GAAP Distribution operating income	$25,359	$22,206	$13,966
Hurricane-related costs	—	—	747

Non-GAAP Distribution operating income	$25,359	$22,206	$14,713

Consolidated Net Income:
GAAP consolidated net income	$132,925	$118,833	$79,504
Gain on sale of equity interest in Sandvik-Smith and other	—	—	(4,401)
Hurricane-related costs	—	—	1,880
Settlement of U.S. tax audit	—	(4,348)	—

Non-GAAP consolidated net income	$132,925	$114,485	$76,983

Diluted Earnings per Share:
GAAP diluted earnings per share	$0.66	$0.59	$0.39
Gain on sale of equity interest in Sandvik-Smith and other	—	—	(0.02)
Hurricane-related costs	—	—	0.01
Settlement of U.S. tax audit	—	(0.02)	—

Non-GAAP diluted earnings per share	$0.66	$0.57	$0.38